UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2021

MGM Growth Properties LLC
MGM Growth Properties Operating Partnership LP
(Exact name of registrant as specified in its charter)

DELAWARE (MGM Growth Properties LLC)	001-37733	47-5513237
DELAWARE (MGM Growth Properties Operating Partnership LP)	333-215571	81-1162318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1980 Festival Plaza Drive, Suite #750, Las Vegas, NV 89135
(Address of principal executive offices - Zip Code)
(702) 669-1480
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares of MGM Growth Properties LLC, No Par Value	MGP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
MGM Growth Properties LLC ☐
MGM Growth Properties Operating Partnership LP ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
MGM Growth Properties LLC ☐
MGM Growth Properties Operating Partnership LP ☐

Item 8.01	Other Events.
Underwriting Agreement
On March 15, 2021, MGM Growth Properties LLC (the “Company”) completed an offering of 21,850,000 Class A shares representing limited liability company interests (the “Class A shares”) in a registered public offering (the “Offering”), including 2,850,000 Class A shares sold pursuant to the exercise in full by the underwriters of their over-allotment option, for net proceeds of approximately $675.7 million after deducting underwriting discounts and commissions and estimated offering expenses.
The Offering was made pursuant to an effective registration statement on Form
S-3
(File No. 333-238453) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 18, 2020, a base prospectus dated May 18, 2020, a preliminary prospectus supplement dated March 10, 2021 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, and a prospectus supplement dated March 10, 2021 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act.
On March 4, 2021, the Company received a notice of redemption from certain subsidiaries of MGM Resorts International (“MGM”) covering 37.1 million operating partnership units of MGM Growth Properties Operating Partnership LP, a consolidated subsidiary of the Company, held by such MGM subsidiaries. The Company used the proceeds of the Offering, after deducting underwriting discounts and commissions, to redeem 21.8 million of such operating partnership units (inclusive of the underwriter’s over-allotment option) to partially satisfy its obligations under the redemption notice, with the remaining 15.3 million operating partnership units redeemed using cash on hand on March 12, 2021.
In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among (i) the Company, (ii) MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) and (iii) BofA Securities, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company, its directors, executive officers and certain other existing holders of operating partnership units agreed not to sell or transfer any Class A shares held by them for 30 days after March 10, 2021 without first obtaining the written consent of the Underwriters, subject to certain exceptions as described in the Prospectus Supplement.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto. The Underwriting Agreement is also incorporated by reference into the Company’s Registration Statement.
The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Underwriting Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Underwriting Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Underwriting Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.
Opinion
The legal opinion of Milbank LLP regarding the validity of the Class A shares sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form
8-K
and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2021, by and among (i) MGM Growth Properties LLC, (ii) MGM Growth Properties Operating Partnership LP and (iii) BofA Securities, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters named therein

5.1	Opinion of Milbank LLP

23.1	Consent of Milbank LLP (included in the opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Growth Properties LLC

Date: March 15, 2021	By:	/s/ Jessica Cunningham
	Name:	Jessica Cunningham
	Title:	Secretary

MGM Growth Properties Operating Partnership LP

Date: March 15, 2021	By:	/s/ Jessica Cunningham
	Name:	Jessica Cunningham
	Title:	Secretary